CONSULTING AGREEMENT

THIS CONSULTING AGREEMENT (the "Agreement") is made as of the _____day of ____________, 201__ (the "Effective Date") by and between C.B. Brechin (the "Consultant") and Brekford Corp. (the "Company").

WHEREAS, the employment of the Consultant ended on ___________, 201__;

WHEREAS, the Company and the Consultant entered into a Separation of Employment Agreement on November __, 2016 ("Separation Agreement");

WHEREAS, the Company and the Consultant remain subject to the terms of the Separation Agreement;

WHEREAS, the Company desires to secure the services of Consultant and Consultant desires to perform such services for the Company beginning on the Effective Date and for a period of time in the future upon the terms and conditions hereinafter set forth;

NOW, THEREFORE, in consideration of the mutual covenants and obligations contained herein, and intending to be legally bound, the parties, subject to the terms and conditions set forth herein, agree as follows:

1. Term. The Company hereby engages Consultant and Consultant hereby accepts engagement by the Company commencing on the Effective Date and for a four (4) year period thereafter (the "Term"), unless terminated at an earlier date as provided in this Agreement.

2. Purpose and Scope of Services.

2.1 Consultant shall provide consulting, organizational and strategic services, including, but not limited to, assistance or implementation of the strategic business plan(s) of the Company and assistance with customer relations and project management (collectively referred to as "Services"). The consultant shall perform the Services as directed or

authorized from time to time by the Board of Directors of the Company ("Board") and as provided in this Agreement. The scope of Services performed by Consultant shall be based primarily upon objectives developed by the Board. Consultant shall render the Services hereunder at such time and places and in such manner as reasonably determined by Board including, but not limited to, telephonically; however, Consultant shall be available to communicate and meet on reasonable notice based on the needs of the Company. Consultant shall not be required to devote any specific number of hours on behalf of the Company.

2.2 Consultant is an independent contractor and is responsible for the conduct of his business, including the time and manner in which his Services are performed. The parties acknowledge and agree that, at all times during the Term, other than any duties Consultant may have as a member of the Board, Consultant shall be acting as an independent contractor, and not as an employee, agent or servant of the Company, and Consultant shall have no authority to act for or on behalf of the Company, create or assume obligations on behalf of the Company or otherwise bind the Company to any agreement or in any other manner or thing whatsoever. In particular, Consultant shall not sign any documentation for or on behalf of the Company. Consultant shall not be treated as an employee for purposes of the Company's employee compensation and benefit plans, or for the Company's tax withholding and payment obligations, except as the Company may determine to be legally required.

2.3 Cooperation. Consultant agrees that for no additional consideration beyond that set forth in Section 3 of this Agreement he shall be reasonably available to the Company or its representatives to: (a) testify truthfully in any and all arbitrations, lawsuits, administrative proceedings, or other litigation in which he is called and/or identified as a witness; (b) actively assist and fully cooperate with the Company in any arbitration, lawsuits,

administrative proceedings, or other litigation relating to or arising from an occurrence which took place during the Consultant's employment with the Company or during the term of this Agreement, or relating to any work performed by the Consultant and/or individuals under his supervision while the Consultant was an employee of the Company or during the term of this Agreement; and (c) meet with the Company's representatives, their counsel or other designees at reasonable times and places with respect to any matter within the scope of the foregoing provisions of this Section 2.3; provided that the Company shall reimburse Consultant for any out of pocket expenses reasonably incurred by Consultant in conjunction with the obligation set forth in this Section 2.3 and that the Company shall provide reasonable notice to Consultant regarding his obligations under this Section 2.3, as appropriate.

2.4 Exclusive Services. The parties agree that the Services to be provided by Consultant pursuant to this Agreement are exclusive to the extent such that Consultant shall not render any type of services to a person or entity that is in competition with the Company's business during the period from the Effective Date through the Termination Date.

3. Compensation. The Company shall pay Consultant and Consultant hereby agrees to accept, as compensation for all Services rendered hereunder, and for Consultant's undertakings hereunder One Hundred and Fifty Thousand Dollars ($150,000) per year, payable at least monthly in accordance with the Company's customary payroll practices from time to time, including deduction for any taxes required to be deducted, if any.

4. Termination. The Term shall end automatically, and without further action by any party, upon Consultant's death or disability. The Company may terminate the engagement of Consultant pursuant to this Agreement for Cause with no advance notice for matters arising under section (a) below and upon 30 days' prior notice under section (b) below, during which 30

day period Consultant shall be permitted to cure the "Cause.". The term "Cause" shall mean any one of the following by Consultant: (a) the Consultant's conviction by a court of competent jurisdiction in the United States (including any guilty plea or plea of no contest or nolo contendere to) of a felony or other crime that has, or could reasonably be expected to have, an adverse effect on the business or reputation of the Company; (b) in connection with the performance of his duties under this Agreement, any of the following: the Consultant's gross negligence, willful misconduct, or intentional tortious conduct; (c) the Consultant's material, continued failure or refusal to comply with the lawful objectives developed by the Board regarding Consultant's substantive duties; or (d) Consultant's willful, material breach of this Agreement.

5. Confidentiality. Consultant recognizes and acknowledges that Proprietary Information (as hereinafter defined) is a valuable, special and unique asset of the business of the Company. As a result, both during the Term and thereafter, Consultant shall not, without the prior written consent of the Company, for any reason, either directly or indirectly, divulge to any third-party or use for his own benefit, or for any purpose other than the exclusive benefit of the Company, any confidential, proprietary, business and technical information or trade secrets of the Company or of any subsidiary or affiliate of the Company ("Proprietary Information") revealed, obtained or developed in the course of his engagement with the Company. Nothing herein contained shall restrict Consultant's ability to make such disclosures as may be necessary or appropriate to the effective and efficient discharge of the duties required by or appropriate for his engagement or as such disclosures may be required by law; and further provided, that nothing herein contained shall restrict Consultant from divulging or using for his own benefit or for any other purpose any Proprietary Information that is readily available to the general public so long

as such information did not become available to the general public as a direct or indirect result of Consultant's breach of this Section 5. Failure by the Company to mark any of the Proprietary Information as confidential or proprietary shall not affect its status as Proprietary Information under the terms of this Agreement.

6. Intellectual Property.

6.1 Consultant agrees that all right, title and interest in and to any innovations, designs, systems, analyses, ideas for marketing programs, and all copyrights, patents, trademarks and trade names, or similar intangible personal property which have been or are developed or created in whole or in part by Consultant (a) at any time and at any place while Consultant is engaged by Company and which, in the case of any or all of the foregoing, are related to and used in connection with the business of the Company, (b) as a result of tasks assigned to Consultant by the Company, or (c) from the use of premises or personal property (whether tangible or intangible) owned, leased or contracted for by the Company (collectively, the "Intellectual Property"), shall be and remain forever the sole and exclusive property of the Company. Consultant shall promptly disclose to the Company all Intellectual Property, and Consultant shall have no claim for additional compensation for the Intellectual Property.

6.2 Consultant acknowledges that all the Intellectual Property that is copyrightable shall be considered a work made for hire under United States Copyright Law. To the extent that any copyrightable Intellectual Property may not be considered a work made for hire under the applicable provisions of the United States Copyright Law, or to the extent that, notwithstanding the foregoing provisions, Consultant may retain an interest in any Intellectual Property that is not copyrightable, Consultant hereby irrevocably assigns and transfers to the Company any and all right, title, or interest that Consultant may have in the Intellectual Property

under copyright, patent, trade secret and trademark law, in perpetuity or for the longest period otherwise permitted by law, without the necessity of further consideration. The Company shall be entitled to obtain and hold in its own name all copyrights, patents, trade secrets, and trademarks with respect thereto.

6.3 Consultant further agrees to reveal promptly all information relating to the same to an appropriate officer of the Company and to cooperate with the Company and execute such documents as may be necessary or appropriate (a) in the event that the Company desires to seek copyright, patent or trademark protection, or other analogous protection, thereafter relating to the Intellectual Property, and when such protection is obtained, to renew and restore the same, or (b) to defend any opposition proceedings in respect of obtaining and maintaining such copyright, patent or trademark protection, or other analogous protection.

7. Representations. Consultant represents and warrants to the Company that:

7.1 There are no restrictions, agreements or understandings whatsoever to which Consultant is a party which would prevent or make unlawful Consultant's execution of this Agreement or Consultant's engagement hereunder, or which is or would be inconsistent or in conflict with this Agreement or Consultant's engagement hereunder, or would prevent, limit or impair in any way the performance by Consultant of his obligations hereunder;

7.2 Consultant's execution of this Agreement and Consultant's engagement hereunder is not a breach of any contract, agreement or understanding, oral or written, to which Consultant is a party or by which Consultant is bound; and

7.3 Consultant is free to execute this Agreement and to enter into the engagement by the Company pursuant to the provisions set forth herein.

8. Survival of Provisions. The provisions of this Agreement set forth in Sections 5, 6, 13 and 16 hereof shall survive the termination of Consultant's engagement hereunder.

9. Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the Company and Consultant and their respective successors, executors, administrators, heirs and/or permitted assigns; provided, however, that neither Consultant nor the Company may make any assignments of this Agreement or any interest herein, by operation of law or otherwise, without the prior written consent of the other party hereto, except that, without such consent, the Company may assign this Agreement to an affiliate or any successor to all or substantially all of its assets and business by means of liquidation, dissolution, merger, consolidation, transfer of assets, or otherwise, provided that such affiliate or successor assumes in writing all of the obligations of the Company under this Agreement.

10. Notice. Any notice or communication required or permitted under this Agreement shall be made in writing and sent by certified or registered mail, return receipt requested, addressed as follows:

If to Consultant:

C.B. Brechin
2411 Velvet Valley Way
Owings Mills MD 21117

If to Company:

Brekford Corp.
7020 Dorsey Road
Hanover, MD 21076
Attn:.Chief Executive Officer

or to such other address as either party may from time to time duly specify by notice given to the other party in the manner specified above.

11. Entire Agreement; Amendments. This Agreement contains the entire agreement and understanding of the parties hereto relating to the subject matter hereof, and shall supersede all prior and contemporaneous discussions, agreements and understandings of every nature between the parties hereto relating to the engagement of Consultant by the Company. This Agreement may not be changed or modified, except by an agreement in writing signed by each of the parties hereto.

12. Waiver. The waiver of the breach of any term or provision of this Agreement shall not operate as or be construed to be a waiver of any other or subsequent breach of this Agreement.

13. Governing Law. This Agreement shall be construed and enforced in accordance with the laws of the State of Delaware.

14. Invalidity. In case any one or more of the provisions contained in this Agreement shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect the validity of any other provision of this Agreement, and such provision(s) shall be deemed modified to the extent necessary to make it enforceable.

15. Section Headings. The section headings in this Agreement are for convenience only; they form no part of this Agreement and shall not affect its interpretation.

16. **Prevailing Party**. If any legal action or other proceedings is brought for a breach of this Agreement, the prevailing party shall be entitled to recover its reasonable attorneys' fees and other costs incurred in bringing such action or proceeding, in addition to any other relief to which such party may be entitled.

17. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, and all of which together shall be deemed to be one and the same instrument.

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed the day and year first written above.

BREKFORD CORP.

____

Bob West,
Chairman

AGREED TO AND ACKNOWLEDGED:

____

C.B. Brechin